SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported)  December 31, 1997


                          PRIMA ENERGY CORPORATION
            (Exact name of Registrant as specified in its charter)


     Delaware                     0-9408                  84-1097578
(State or other jurisdiction   (Commission            (I.R.S. Employer
 of incorporation or            file number)           Identification No.)
 organization)

            1801 Broadway, Suite 500, Denver CO            80202
          (Address of principal executive offices)       (Zip Code)

                             (303) 297-2100
            (registrant's telephone number, including area code)

                                No Change
       (Former name or former address, if changed from last report.)

Item 5.  Other Events

     On December 31, 1997, Prima Energy Corporation ("Prima") reached an agreement with Colorado Power Partners ("CPP") to terminate a long term contract to supply natural gas to CPP's cogeneration facility located in Brush, Colorado. Closing of the transaction, which is subject to execution of mutually acceptable closing documents, is targeted for January 31, 1998. The agreement provides for Prima to receive $3,850,000 at closing and for Prima to continue to supply the natural gas required by the cogeneration facility through October 31, 1998. The price for gas delivered from January 1, 1998 through March 31, 1998 is $2.72 per MMBtu. The price for natural gas deliveries from April 1998 through October 1998 is tied to a spot price related index. The parties have committed to negotiating a new fuel supply agreement for the period from November 1, 1998 to October 31, 2005.

     The contract settlement income of $3,850,000 before income taxes and approximately $2,500,000 after income taxes, or approximately $.42 per share, will be reported in the first quarter of 1998, subject to closing of the transaction.

     Prima began deliveries of natural gas to the cogeneration facility in 1990 under a fifteen year contract which was to expire in 2005. Over the past three years, Prima's deliveries under the contract have averaged 1,200,000 MMBtu per year. The initial base price of $2.15 per MMBtu in 1990 has escalated annually at the higher of 3% or a sharing of the indexed energy payment rate received by the operator of the facility, to a current price of $2.72 per MMBtu. Prima dedicated a substantial portion of its natural gas reserves in the Wattenberg Field in northeast Colorado to this contract, which will be released upon termination of the contract. Over the last three years, Prima's gross margin from supplying natural gas under this contract has averaged approximately $700,000 per year. Early termination of the contract enables Prima to monetize the value of the contract and have the funds available to invest in new opportunities.


Item 7.  Exhibits

     The following exhibit is filed herewith pursuant to the provisions of
Item 601 of Regulation S-K.

       Exhibit
      Table No.      Document                            Exhibit No.
      ---------      --------                            -----------
         99          Prima Energy Corporation Press        98-99.1
                     Release dated January 8, 1998


                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          PRIMA ENERGY CORPORATION
                                               (Registrant)



Date    January 8, 1998                   By /s/ Richard H. Lewis
        ---------------                      -------------------------

                                             Richard H. Lewis,
                                             President and
                                             Principal Financial Officer